<Page 1>
                   SCHEDULE 14A INFORMATION

    Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]   Preliminary Proxy Statement
[X]   Definitive Proxy Statement
[ ]   Definitive Additional Materials
[ ]   Soliciting Material Pursuant to Rule 14a-11(c) or Rule
      14a-12
 ................................................................
 .

               NAVISTAR INTERNATIONAL CORPORATION
 ................................................................
                       Steven K. Covey
                     Corporate Secretary

Payment of Filing Fee (Check the appropriate box):

[X]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or
     14a-6(j)(2).
[ ]  $500 per each party to the controversy pursuant to Exchange
     Act Rule 14a-6(i)(3).
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)
     (4) and 0-11.

     1) Title of each class of securities to which transaction applies:

     2) Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: __/

     4) Proposed maximum aggregate value of transaction:

__/Set forth the amount on which the filing fee is calculated and state how it was determined.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:

     2)  Form, Schedule or Registration Statement No.:

     3)  Filing Party:

     4)  Date Filed:


          <Page 2>

             NAVISTAR INTERNATIONAL CORPORATION
               455 NORTH CITYFRONT PLAZA DRIVE
                  CHICAGO, ILLINOIS 60611
          NOTICE OF ANNUAL MEETING OF SHAREOWNERS
                       TO BE HELD
                     MARCH 20, 1996





TO THE SHAREOWNERS:


     The Annual Meeting of Shareowners of Navistar International Corporation, a Delaware corporation (the "Corporation"), will be held at the Arthur Rubloff Auditorium of the Art Institute of Chicago, Monroe Street and Columbus Drive, Chicago, Illinois 60603, on March 20, 1996, at 10:15 a.m., Central Standard Time, for the following purposes:

     1. To elect three directors to serve for three year terms until the 1999 Annual Meeting of Shareowners (the Board of Directors of the Corporation recommends a vote FOR the nominees named in the Proxy Statement);

     2. To consider and act upon a proposal to ratify the appointment of Deloitte & Touche LLP as independent public accountants for the current fiscal year (the Board of Directors of the Corporation recommends a vote
        FOR this proposal);

     3. To consider and act upon a proposal to amend the Navistar 1988 Non-Employee Director Stock Option Plan and to increase the percentage of non-employee directors fees payable in restricted shares of Common Stock (the Board of Directors of the Corporation recommends a vote FOR this proposal); and

     4. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

     Shareowners of record of the Common Stock of the Corporation at the close of business on January 23, 1996 are entitled to notice of and to vote at this meeting.

     PLEASE SIGN AND RETURN PROMPTLY THE ACCOMPANYING PROXY in the enclosed envelope which does not require postage if mailed in the United States or Canada.

                       By order of the Board of Directors,




                       Steven K. Covey
                       Secretary
          <Page 3>

PROXY STATEMENT
               Navistar International Corporation
                455 North Cityfront Plaza Drive
                    Chicago, Illinois  60611
         Annual Meeting of Shareowners:  March 20, 1996




PROXY

     This Proxy Statement is being mailed on or about
February 13, 1996 to holders of Common Stock, but not including Class B Common Stock, ("Common Stock") of Navistar International Corporation ("Navistar" or the "Corporation") in connection with the solicitation of proxies by Navistar's Board of Directors (the "Board of Directors" or the "Board"). The Annual Meeting of Shareowners ("Annual Meeting") will be held at the Arthur Rubloff Auditorium of the Art Institute of Chicago, Monroe Street and Columbus Drive, Chicago, Illinois 60603, on
March 20, 1996 at 10:15 a.m., Central Standard Time. To assure greatest representation at the Annual Meeting, the Board requests that all shareowners sign and return promptly the enclosed proxy. The proxy is solicited by the Board of Directors. Only shareowners of record at the close of business on January 23, 1996 will be entitled to vote at the Annual Meeting. The persons named as proxies were selected by the Board of Directors and are either directors or officers of the Corporation or both. Shareowners may have their votes kept secret by so indicating in the designated place on the proxy card. If a shareowner is a participant in the Corporation's 401(k) Retirement Savings Plan, the proxy card will represent the number of shares allocated to the participant's account under the plan and will serve as a direction to the plan's trustee as to how the shares in the account are to be voted.

     Any shareowner giving a proxy has the power to revoke it by written revocation delivered to the Secretary of the Corporation at any time before it is voted. If not revoked, the shares represented by the proxy will be voted by the persons named as proxies, and, if the shareowner specifies a choice with respect to a Proposal (a ballot is provided in the proxy), the shares will be voted in accordance with that specification. If no such specification is made, the shares will be voted in accordance with the Board of Directors' recommendation. Director nominees receiving the greatest number of votes will be elected directors. The affirmative vote of the holders of a majority of the outstanding Common Stock present (whether in person or by proxy) and voting at the Annual Meeting will be required to approve each other Proposal. As to each Proposal, abstentions will be included, but broker non-votes will not be included, in the calculation of the number of holders who are considered present and voting at the Annual Meeting.


            VOTING SECURITIES OF THE CORPORATION

     As of January 5, 1996, there were outstanding 50,986,024 shares of Common Stock. Holders of Common Stock are entitled to
          <Page 4>
one vote per share, exercisable in person or by proxy, with respect to all matters to come before the Annual Meeting. Under the Corporation's By-laws, shareowners holding at least one-third (1/3) of the outstanding shares of Common Stock, entitled to vote, must be present in person or by proxy at the Annual Meeting to constitute a quorum.




             PROPOSAL NO. 1 - ELECTION OF DIRECTORS

     The Corporation has three classes of directors, each with staggered terms, with the members of each class serving a three year term on the Board. At this Annual Meeting, the terms of the Class III directors will expire.

     The Board's retirement policy provides for directors' retirement prior to the first annual meeting of shareowners which is held after the date they attain age 70. Under the Corporation's Certificate of Incorporation, any vacancies on the Board resulting from the resignation of a director or other cause shall be filled by the Board.

     The Class III nominee directors are Mr. William F. Andrews, Dr. Andrew F. Brimmer and Mr. John D. Correnti. These persons have been nominated by the Board for election to three year terms expiring in 1999, and until their successors are elected or appointed and qualified. The Corporation's By-laws provide that nominations for election to the office of director at a meeting of shareowners will be accepted, and votes cast for a nominee will be counted, only if the Secretary of the Corporation has received, at least twenty-four hours prior to the Annual Meeting, a statement over the signature of the nominee that he or she consents to being a nominee and, if elected, intends to serve as a director. Each nominee has complied with this requirement. All of the Class III nominees are now directors of the Corporation and have served continuously since their first election or appointment. Current Class I and Class II directors will continue in office for the remainder of their terms or until their retirement, whichever is earlier.

     If any nominee is unable to accept the office of director, or will not serve, which is not anticipated, the Board may choose another nominee, and the shares represented by the proxies will then be voted for that nominee.



                  DIRECTORS' BIOGRAPHIES


NOMINEES FOR ELECTION AS CLASS III DIRECTORS CONTINUING IN OFFICE
UNTIL 1999

WILLIAM F. ANDREWS, 64, director since 1984. He is Chairman of Schrader, Inc., a manufacturer of tire valves and automotive accessories, since March, 1995. He is also Chairman of Scovill Fasteners, Inc., a manufacturer of apparel and industrial

          <Page 5>
fasteners, since October, 1995. From 1990 to January 1992, he was President and Chief Executive Officer of UNR Industries, Inc., a manufacturer of steel products. He was President of Massey Investment Company from 1989 to 1990. He was Chairman, President and Chief Executive Officer of Singer Sewing Machines, Inc. from 1986 to 1989. From 1979 to 1986, Mr. Andrews served as Chairman, President and Chief Executive Officer of Scovill, Inc. He is a director of Harley Davidson, Inc., Johnson Controls, Inc., Katy Industries, Inc., Southern New England Telephone Company, Black Box and Micom Communications, Corrections Corp. of America and Northwestern Steel & Wire. He also serves as Chairman of the American Red Cross in Waterbury, Connecticut. Committees:
Organization and Public Policy.


DR. ANDREW F. BRIMMER, 69, director since 1976. President of Brimmer & Company, Inc., an economic and financial consulting firm in Washington, D.C. In addition, he is the Wilmer D. Barrett Professor of Economics at the University of Massachusetts - Amherst. Dr. Brimmer served as a member of the Board of Governors of the Federal Reserve System from 1966 to 1974. In April, 1995, President Clinton appointed Dr. Brimmer to head the District of Columbia Financial Responsibility and Management Assistance Authority, a board created by Congress to address the finances of the District of Columbia. He is a director of E. I. DuPont de Nemours & Company, Airborne Express, Bank America Corporation and Bank of America, NT and SA, Gannett Company, Connecticut Mutual Life Insurance Company, Blackrock Investment Income Trust (and other Blackrock Mutual Funds), and PHH Corporation. He is a trustee of the College Retirement Equities Fund. Dr. Brimmer is a member of the American Association of Collegiate Schools of Business (National Honoree), American Economic Association, American Finance Association, American Statistical Association, Council on Foreign Relations, National Economic Association, Eastern Economic Association (Fellow and Past President) and North American Economic and Financial Association (President Elect). He is a fellow of American Academy of Arts and Sciences, American Philosophical Society, National Association of Business Economists and Washington Academy of Sciences. He is a trustee of Tuskegee University (Chairman of the Board). He also is a member of the Association for Study of Afro-American Life and History.
Committees:  Audit (Chair), Executive, Finance and Public Policy.

JOHN D. CORRENTI, 48, director since 1994. He is Chief Executive Officer, President and Vice Chairman of Nucor Corporation, one of the four largest steel manufacturers in the U.S., since January, 1996. Mr. Correnti joined Nucor as Construction Manager in Utah in 1980, and in 1982 became General Manager of the company's mill in Brigham City, Utah. In 1991, he became President and Chief Operating Officer and a director of Nucor. He is a director of Harnischfeger, Inc., Southern Regional Board of Wacovia Bank, Steel Manufacturers Association, Steel Service Center and CEM Corporation. Committees: Audit and Organization.


      CLASS I DIRECTORS CONTINUING IN OFFICE UNTIL 1997

JAMES C. COTTING, 62, director since 1983. He is Chairman of the Board of Directors. He was Chief Executive Officer from 1987 to 1995. Prior to becoming Chief Executive Officer, he served as Vice
          <Page 6>
Chairman and Chief Financial Officer from 1983 to 1987; Executive Vice President, Finance and Planning, from 1982 to 1983; and Senior Vice President, Finance and Planning, from 1979 to 1982. Mr. Cotting is a director of USG Corporation, Asarco Incorporated, Interlake Corporation, and MIM Holdings Limited. He is a member of the Board of Governors of the Chicago Stock Exchange. He is a director of Junior Achievement of Chicago and a trustee of the Adler Planetarium. Committees: Executive (Chair) and Finance.

JERRY E. DEMPSEY, 63, director since 1984. He is Chairman of the Board and Chief Executive Officer of PPG Industries, Inc., a diversified global manufacturer of glass, protective coatings and chemicals, since 1993. From 1991 until 1993, Mr. Dempsey was Chairman of the Board and a director of Chemical Waste Management, Inc., and Senior Vice President of WMX Technologies, Inc. From 1985 to 1991, he was President and Chief Executive Officer and a director of Chemical Waste Management, Inc. From 1984 to 1988, he was Vice Chairman of the Board of WMX Technologies. From 1980 to 1984, Mr. Dempsey was President and Chief Operating Officer of Borg-Warner Corporation. He is a director of WMX Technologies, Inc., Business Roundtable, National Association of Manufacturers, Allegheny Conference on Community Development and United Way of Southwestern Pennsylvania. He is a board member of The Carnegie, Pittsburgh Symphony Society and The Duquesne Club. He is Chairman of the Dean's Advisory Board for Clemson University's School of Engineering and the President's Advisory Council. He also is a member of the Conference Board and the Committee on Economic Development. Committees: Executive, Finance (Chair) and Organization.

ROBERT C. LANNERT, 55, director since 1990. He is Executive Vice President and Chief Financial Officer since 1990. Prior to his present assignment, he served as Vice President and Treasurer from 1979 to 1990 and Assistant Treasurer from 1976 to 1979. He is a member of the Dean's Advisory Committee, Krannert School, Purdue University and is Vice President/Finance of the Des Plaines Valley Council, Boy Scouts of America.

JOHN F. FIEDLER, 57, director since December, 1995. He is President and Chief Executive Officer and a director of Borg-Warner Automotive, Inc., a supplier of engineered components and systems, primarily for automotive drive train applications, since 1994.
From 1965 to 1994, he was employed by The Goodyear Tire and Rubber Company, where he held positions of increasing responsibility, including President of Goodyear's International Division, President of Retread Systems Company, President of Kelly Springfield Tire Company (a division of Goodyear), President of Goodyear Asia, and most recently, as Executive Vice President responsible for the North American Tires Division, the largest entity within Goodyear. He is Chairman of the U.S. Savings Bond Campaign for the greater Chicago area.



         CLASS II DIRECTORS CONTINUING IN OFFICE UNTIL 1998

MARY GARST, 67, director since 1977. She is Manager, Cattle Division, Garst Company of Coon Rapids, Iowa, a diversified agri-business enterprise involved in the production of hybrid seed corn, commercial feed grains, fertilizer, as well as an integrated
          <Page 7>
cow-calf and feed lot operation. Ms. Garst has been active in the business of the Garst Company for many years, assuming her present position in 1974. Committees: Audit, Executive and Public Policy (Chair).

JOHN R. HORNE, 57, director since 1990. He is President and Chief Executive Officer since April, 1995. He was President and Chief Operating Officer from 1990 to 1995. Prior to that assignment, he served as Group Vice President - General Manager, Engine and Foundry Group from March, 1990 to November, 1990; Vice President and General Manager, Engine and Foundry Group from 1983 to 1990; Manager, Engine Engineering from 1980 to 1983; and Manager, Diesel Engine Engineering from 1977 to 1980. Mr. Horne serves on the Board of Directors of the American Trucking Association Foundation, the National Association of Manufacturers (NAM), and Junior Achievement of Chicago; is Chairman of the Board of Trustees of Taylor University in Upland, Indiana; serves on the Mechanical Engineering Advisory Board for Purdue University; and is a member of the Conference Board. Committee: Executive.

MICHAEL N. HAMMES, 54, director effective March, 1996. He is Chairman and Chief Executive Officer of the Coleman Company, Inc., a manufacturer and distributor of camping and outdoor recreational products and hardware/home products, since 1993. From 1990 to 1993, he was Vice Chairman of the Black & Decker Corporation and President of its Power Tool and Home Products Group. From 1986 to 1990, Mr. Hammes was President - International Operations for Chrysler Corporation and a Vice President of the company. He is a director of the Manville Corporation, and is a member of the Board of Visitors of Georgetown University's School of Business.


WILLIAM F. PATIENT, 60, director effective March, 1996. He is Chairman of the Board, President and Chief Executive Officer of The Geon Company, since 1993. The Geon Company manufacturers polyvinyl chloride (PVC) resins and compounds, which are used in a wide variety of applications, including household appliances, business machines and construction products. From 1989 to 1993, Mr. Patient served as Senior Vice President and President of B. F. Goodrich Company's Geon Vinyl Division. From 1962 to 1989, Mr. Patient served as Vice President of sales and marketing; Vice President of manufacturing; and President of Borg Warner Chemicals Europe. He serves as chairman of The Vinyl Institute, a division of The Society of the Plastics Industry. He is a director of National City Bank in Cleveland, and serves on the Board of Trustees for Cleveland State University and on the Board of Cleveland Tomorrow.







Additional Directors

     In July, 1993, the Corporation restructured its postretirement health care and life insurance benefits pursuant to a settlement agreement which required, among other things, the addition of three seats on Navistar's Board of Directors. These three directors are not part of the classes referred to above.

          <Page 8)
WALTER J. LASKOWSKI, 55, director since July, 1995. He is International Vice President of the UAW. Mr. Laskowski heads the UAW's Chrysler Department and is in charge of the UAW's Navistar, Mack, Volvo, Freightliner and General Dynamics Departments. As an International Representative on the staff of Region 1D from 1971 until he was elected assistant director of Region 1D in 1986, Mr. Laskowski serviced the General Motors, Independent, and Parts Supplier plants in the Saginaw, Bay City and northern lower peninsula area in Michigan. He was elected to a three year term as a city commissioner of Bay City, Michigan in 1968. He is a member of the NAACP and the Coalition of Labor Union Women.
Committees:  Executive, Finance and Public Policy.

RICHARD F. CELESTE, 58, director since 1993. He is a principal of Celeste & Sabety Ltd., a public policy consulting firm based in Columbus, Ohio, since 1991. Prior to this, he served as two-term Governor of Ohio, 1983-1991, directed the U.S. Peace Corps, 1979-1981 and served in the U.S. Foreign Service in India. He currently is Chairman of the Government-University-Industry Research Roundtable of the National Academy of Sciences. He chairs the Advisory Board of the Pacific Northwest Laboratory, and is a member of the Board of Directors of Healthsouth Corporation, Republic Engineered Steel Incorporated, Youth Service America, AFS Intercultural Programs, and Habitat for Humanity International.
He is a member of the Advisory Board of BP America Inc., and a member of the Board of Advisors of The Leadership Institute at the University of Southern California. He is a trustee of the Carnegie Corporation of New York, and a member of the Council on Foreign Relations. Governor Celeste was elected to the Board of Directors by the Supplemental Trust, a retiree trust created in 1993 pursuant to the restructuring of retiree health care and life insurance programs, for a term extending through July 31, 1996. Committees:
Audit and Public Policy.

WILLIAM C. CRAIG, 56, director since 1993. He served as Executive Vice President of Mack Trucks, 1989-1992. Prior to this, Mr. Craig served as Vice President of Human Resources of Volkswagen of America, 1982-1989, and Plant Manager, Volkswagen Stamping Plant, 1977-1982. Mr. Craig also served as General Superintendent of Production, Chevrolet Buffalo Gear and Axle, and in various other capacities for General Motors, 1960-1977. Mr. Craig was elected to the Board of Directors by the Supplemental Trust, a retiree trust created in 1993 pursuant to the restructuring of retiree health care and life insurance programs, for a term extending through July 31, 1996. Committees: Executive, Finance and Organization.



COMPLIANCE WITH SECTION 16(A)

Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation's directors and executive officers to file reports of beneficial ownership and change of ownership of the Corporation's equity securities with the U.S. Securities and Exchange Commission and the New York Stock Exchange. To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representation that no reports were required, all of its directors and executive officers made all required filings on time, except that Mr. Wallace W. Booth filed a Form 4

          <Page 9>
to report a sale of 30 shares of the Corporation's Common Stock four days after the filing deadline.

     The following table sets forth information concerning the Common Stock ownership of each director and director nominee, the Corporation's Chief Executive Officer, each of the four most highly compensated executive officers, and the directors and executive officers as a group as of December 31, 1995. Each individual owns less than 1% of the Corporation's Common Stock. As a group, the directors and officers own 2.2% of the Common Stock.


Name/Group                       Number of Shares
                              Owned         Obtainable     Total
                                       Through
                                     Stock Option
                                       Exercise
William F. Andrews         1,100         2,250        3,350
Robert A. Boardman        19,234        29,200       48,434
John J. Bongiorno         21,479        36,000       57,479
Wallace W. Booth             970         2,250        3,220
Andrew F. Brimmer            917         2,250        3,167
Richard F. Celeste           470           750        1,220
John D. Correnti             300           500          800
James C. Cotting          41,552       136,660      178,212
William Craig                470           750        1,220
Jerry E. Dempsey           1,000         2,250        3,250
John F. Fiedler                0             0            0
Mary Garst                   910         2,250        3,160
Charles A. Haggerty        1,300             0        1,300
Michael N. Hammes              0             0            0
Arthur G. Hansen           1,010         2,250        3,260
John R. Horne            109,602        99,620      209,222
Robert C. Lannert         60,953        85,300      146,253
Walter J. Laskowski            0             0            0
James T. O'Dare           18,107        19,050       37,157
William F. Patient             0             0            0

Directors and Executive
Officers as a Group      444,464       688,980    1,132,144

COMMITTEES OF THE BOARD OF DIRECTORS

     There are five standing committees which assist the Board of Directors in discharging its responsibilities. Committee membership is noted for each director next to the director's name in the biographical section above. Functions of the various committees are set forth below.

EXECUTIVE COMMITTEE - The Executive Committee is composed of eight directors, a majority of whom are not current employees of the Corporation. The Committee represents the Board between meetings for the purpose of consulting with officers, considering matters of importance and either taking action or making recommendations to the Board. The Committee held no meetings in fiscal year 1995.

AUDIT COMMITTEE - The Audit Committee is composed of six directors, none of whom is a current employee of the Corporation. The

          <Page 10>
Committee oversees the Corporation's financial reporting process on behalf of the Board. During 1995, the Committee reviewed the 1995 audit plans of Deloitte & Touche LLP and of the Corporation's internal audit staff, reviewed the audit of the Corporation's accounts with the independent public accountants and the internal auditors, considered the adequacy of audit scope and, in its overview role, reviewed and discussed with the auditors and management the auditors' reports. The Committee recommended to the Board, subject to shareowner approval, the selection of the Corporation's independent public accountants. The Committee also reviewed environmental surveys and compliance activities for the Corporation's facilities, compliance with the Corporation's Conflicts of Interest and Ethical Business Conduct Policies and the expense accounts of principal executives. The independent public accountants, the internal auditors and the Committee have unrestricted access to each other, without management present, to discuss the results of audit work and opinions on the adequacy of internal accounting controls, the quality of financial reporting and any other matter deemed appropriate. The Committee held four meetings in fiscal year 1995, reported the results of those meetings and made recommendations to the Board.

FINANCE COMMITTEE - The Finance Committee is composed of six directors, none of whom is a current employee of the Corporation. The Committee reviews the Corporation's financing requirements, custody and management of assets which fund the pension and retirement savings plans of the Corporation's subsidiaries, procedures by which projections and estimates of revenues, expenses, earnings and cash flow are developed, dividend policy and operating and capital expenditure budgets. The Committee also monitors the Corporation's relationship and communications with its lenders and the Corporation's financial disclosure policy. In fiscal year 1995, the Committee held five meetings, reported the results of those meetings and made recommendations to the Board.

COMMITTEE ON ORGANIZATION - The Committee on Organization is composed of seven directors, none of whom is a current employee of the Corporation. The Committee fulfills its compensation and management oversight role by considering and recommending to the Board the election, title changes, structure, responsibilities and compensation of all executive officers. The Committee also has responsibilities for the organization of the Board of Directors. The Committee reviews and makes recommendations to the Board concerning nominees for election as directors. The Committee also reviews and recommends to the Board the compensation, committee membership and tenure policy for directors. In recommending to the Board the nominees to be proposed for election as director, the Committee will consider the qualifications of nominees proposed by shareowners in writing to the Secretary of the Corporation provided such nominations are accompanied by a statement over the signature of the nominee that the individual consents to being a nominee and, if elected, intends to serve as a director. Upon management's recommendation, the Committee also reviews and acts upon basic changes to non-represented employees' base compensation and incentive and benefit plans. The Committee held eight meetings in fiscal year 1995, reported the results of those meetings and made recommendations to the Board.

PUBLIC POLICY COMMITTEE - The Public Policy Committee is composed of five directors, none of whom is a current employee of the

          <Page 11>
Corporation. The Committee reviews, advises management and makes recommendations to the Board on corporate policy in areas of public responsibility, such as conflict of interest, product integrity and protection of the environment. The Committee held three meetings in fiscal year 1995, reported the results of those meetings and made recommendations to the Board.


                     MEETINGS OF DIRECTORS

     Pursuant to the Board's corporate governance guidelines, in addition to the regular and any special meetings of the Board of Directors, the Board's non-employee directors meet in an executive session at regular intervals to evaluate the performance of the Chief Executive Officer and the Board itself. In fiscal year 1995, the Board of Directors held eight meetings, one of which was an executive session for non-employee directors only. The number of meetings held by the Committees of the Board of Directors are noted above. Each Director of the Corporation attended at least 75% of the aggregate meetings required to be attended by such Director and held by the Board and by the Committees on which such Director served, except that Mr. Correnti, because of conflicts in schedules, attended 70% of the aggregate meetings.


            RECOMMENDATION OF THE BOARD OF DIRECTORS

     The Board of Directors recommends a vote FOR the election of the nominees listed above as directors of the Corporation.



        PROPOSAL NO. 2 - RATIFICATION OF APPOINTMENT OF
               INDEPENDENT PUBLIC ACCOUNTANTS

     The firm of Deloitte & Touche LLP, Two Prudential Plaza, 180
N. Stetson Avenue, Chicago, Illinois 60601, has examined the financial statements of the Corporation for many years, and the Board of Directors wishes to continue the services of this firm for the current fiscal year ending October 31, 1996. A resolution will be presented at the Annual Meeting to ratify the appointment by the Board of Directors of the firm of Deloitte & Touche LLP, as independent public accountants, to examine the financial statements of the Corporation for the current fiscal year ending October 31, 1996, and to perform other appropriate accounting services.

     From time to time, Deloitte & Touche LLP performs some non-audit services for the Corporation and such services were performed by the firm in 1995. Both the Board and the Audit Committee believe that these non-audit services have no effect on the independence of Deloitte & Touche LLP in fulfilling its audit responsibilities. Representatives of the firm will attend the Annual Meeting and will have the opportunity to make a statement if they desire to do so. They will be available to respond to appropriate questions.

     If the shareowners do not ratify the appointment of Deloitte
& Touche LLP, the selection of independent public accountants will be reconsidered by the Board of Directors.


          <Page 12>
               RECOMMENDATION OF THE BOARD OF DIRECTORS

     The Board of Directors recommends a vote FOR the ratification of its appointment of Deloitte & Touche LLP as independent public accountants.



     PROPOSAL NO. 3 - ADOPTION OF AMENDMENT TO THE NAVISTAR 1988
             NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN AND
             INCREASE IN THE PERCENTAGE OF NON-EMPLOYEE
               DIRECTORS' FEES PAYABLE IN RESTRICTED
                      SHARES OF COMMON STOCK

     In March, 1988 the shareowners approved the Navistar 1988 Non-Employee Director Stock Option Plan ("Option Plan"). The Option Plan provides for an annual grant to each non-employee director of an option to purchase 500 shares of Common Stock. In March, 1988 the shareowners also approved the payment of one-sixth of the annual retainer to non-employee directors in the form of restricted shares of Common Stock ("Restricted Stock Plan"). The primary purpose of these programs is to strengthen the Corporation's ability to attract, motivate and retain directors with experience and ability and to provide additional equity incentives for such directors so that their interests are more closely aligned with those of the shareowners.

     Subject to approval by the shareowners, the Board of Directors voted to increase the annual option grant under the Option Plan from 500 to 2,000 shares of Common Stock. The Board of Directors also approved an increase in the percentage of non-employee directors' fees paid in the form of restricted shares of Common Stock from one-sixth to one-fourth of the annual retainer, effective January 1, 1996.



PRINCIPAL FEATURES OF THE OPTION PLAN

     The Option Plan is administered by the Board of Directors and provides for an annual grant to each non-employee director of an option to purchase 500 shares of Common Stock. The shares to be acquired upon the exercise of the options under the Option Plan may be either authorized and unissued shares or reacquired shares of Common Stock. The option price in each instance is 100% of the fair market value of the Common Stock on the business day following the day on which the option is granted. Such fair market value is determined by the average of the high and low prices of the Common Stock on the New York Stock Exchange on the business day immediately following the day on which the option is granted. Options are granted when approved by the Board of Directors at its regularly scheduled December meeting. Unless otherwise determined by the Board of Directors, options granted under the Plan are not exercisable during the first year following their grant and are exercisable any time thereafter until they terminate or expire in accordance with the provisions of the Option Plan. Options under the Plan have a term of ten years from their respective dates of grant. All non-employee directors, currently fifteen, are compensated under the Option Plan.


          <Page 13>
     Under current U.S. federal tax law, no income is recognized by a non-employee director at the time an option is granted under the Option Plan. Ordinary income will be recognized at the time the director receives stock on exercise of an option, unless the option is exercised less than six months after the date of the grant of the option. In that event he or she will not realize income until the date six months after the date of the grant because of the restrictions imposed on directors by Section 16(b) of the Securities Exchange Act of 1934, subject to the director's right under Section 83(b) of the Internal Revenue Code to elect to be taxed on the exercise date. The amount of income will equal the fair market value of the stock received less the option price paid by the director. Generally, the Corporation will be entitled to a deduction in the amount of the ordinary income recognized by the non-employee director on the option granted under the Option Plan.

          <Page 14>
     The following table summarizes the number of options granted to the Corporation's Chief Executive Officer, the four highest paid executive officers, the retired Chief Executive Officer of the Corporation, all current executive officers as a group, all current directors who are not executive officers as a group, and all non-executive officer employees as a group, on December 19, 1995, which options will be ratified at a purchase price of $10.75, which was the fair market value of the Common Stock on the business day immediately following that date, if the amendment to the Option Plan is approved by the shareowners. Only non-employee directors are compensated under the Option Plan; the executive officers and non-executive officer employees of the Corporation, including the executive officers listed below as receiving no shares, are not eligible to participate in the Option Plan.

                                 Number of Shares Underlying
Name and Position                      Options Granted
James C. Cotting                            2,000
Chairman of the Board and
Retired Chief Executive Officer

John R. Horne                                   0
President and
Chief Executive Officer

Robert C. Lannert                               0
Executive Vice President
and Chief Financial Officer

John J. Bongiorno                               0
Group Vice President/
General Manager,
Financial Services

Robert A. Boardman                              0
Senior Vice President and
General Counsel

James T. O'Dare                                 0
Group Vice President,
Sales & Distribution

Executive Group                                 0


Non-Executive Director                     30,000
  Group (including Mr. Cotting)

Non-Executive Officer                           0
  Employee Group

/TABLE

          <Page 15>
PRINCIPAL FEATURES OF THE RESTRICTED STOCK PLAN

     The Restricted Stock Plan is administered by the Board of Directors and provides for the payment of one-sixth of the annual retainer for non-employee directors in the form of restricted shares of Common Stock. The number of restricted shares to be issued each year is determined by dividing an amount which equals one-sixth of the annual retainer by the average of the high and the low price of the Common Stock as determined on the last business day of the first calendar quarter of such year. The number of restricted shares to be issued is then rounded to the nearest ten shares. All shares so issued are restricted from sale or transfer by the director until the earlier of death, total and permanent disability or retirement from the Board. All non-employee directors, currently fifteen, are compensated under the Restricted Stock Plan, except that, at the request of the UAW (the organization which elected Mr. Laskowski to the Board), a cash amount equal to the value of the restricted shares of Common Stock which otherwise would be payable to Mr. Laskowski is instead contributed to the Supplemental Trust, a retiree trust created in 1993 pursuant to the Corporation's restructuring of retiree health care and life insurance programs.

     Although shareowner approval of the amendment to the Restricted Stock Plan is not required for its adoption, such approval is being sought in order that the transfer of the restricted shares of Common Stock to the non-employee directors will be exempt from the operation of Section 16(b) of the Securities Exchange Act of 1934. Generally, Section 16(b) provides that any profit realized by directors and certain other persons from any combination of a purchase and sale of Common Stock of the Corporation within a six-month period is recoverable by the Corporation. Exemption from the application of Section 16(b) is conditional upon obtaining the approval of the amendments by the shareowners of the Corporation, in addition to certain other conditions which the Corporation believes it has satisfied. In the event the amendment is not approved by the shareowners, it will not be implemented.

     If the amendment to the Restricted Stock Plan is approved by the shareowners, the portion of the annual retainer paid in the form of restricted shares of Common Stock would increase from one-sixth to one-fourth of the annual retainer.

     The following table summarizes the amounts that would have been received by the Corporation's Chief Executive Officer, the four highest paid executive officers, the retired Chief Executive Officer of the Corporation, all current executive officers as a group, all current directors who are not executive officers as a group, and all non-executive officer employees as a group, for fiscal year 1995 if the amendment to the Restricted Stock Plan had been in effect. Only non-employee directors are compensated under the Restricted Stock Plan; the executive officers and the non-executive officer employees of the Corporation, including the executive officers listed below as receiving no shares, are not eligible to participate in the Restricted Stock Plan.

          <Page 16>

                     AMENDED PLAN BENEFITS

                               Restricted Stock Compensation Plan
                                   for Non-Employee Directors

Name and Position             Dollar Value            Number of
                                of Shares              Shares
James C. Cotting                  $49,857                3,310
Chairman of the Board and
Retired Chief Executive Officer

John R. Horne                           0                    0
President and
Chief Executive Officer

Robert C. Lannert                       0                    0
Executive Vice President
and Chief Financial Officer

John J. Bongiorno                       0                    0
Group Vice President/
General Manager,
Financial Services

Robert A. Boardman                      0                    0
Senior Vice President and
General Counsel

James T. O'Dare                         0                    0
Group Vice President,
Sales & Distribution

Executive Group                         0                    0

Non-Executive Director           $130,182                9,610
  Group (including Mr. Cotting)

Non-Executive Officer                   0                    0
  Employee Group


     The Board of Directors believes that the amendment to the Option Plan and the increase in the use of restricted shares of Common Stock will further strengthen the Corporation's ability to attract and retain directors and further solidify the commonality of interest between the non-employee directors and the Corporation's shareowners.

     The affirmative vote of holders of a majority of the outstanding shares of Common Stock present (whether in person or by proxy) and voting at the Annual Meeting will be required for approval of Proposal No. 3.

          <Page 17>
            RECOMMENDATION OF THE BOARD OF DIRECTORS

     The Board of Directors recommends a vote FOR approval of the amendments to the Navistar 1988 Non-Employee Director Stock Option Plan and the increase in the percentage of non-employee directors' fees payable in restricted shares of Common Stock from one-sixth to one-fourth of the annual retainer.


          COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS
                      DIRECTORS' COMPENSATION

     Directors who are full-time employees of the Corporation or any of its subsidiaries are not compensated for their service on the Board or any committee. Directors who are not employees of the Corporation or any of its subsidiaries receive an annual retainer of $23,000 (which was increased to $26,000, effective January 1,
1996), except that Mr. Cotting, who chairs the Board of Directors, receives an annual retainer of $200,000. One-sixth of the annual retainer to non-employee directors is paid in the form of restricted shares of Common Stock. If Proposal No. 3 is approved by the shareowners, the portion of the annual retainer which is paid in the form of restricted Common Stock will increase to one-fourth of the annual retainer, effective January 1, 1996. In addition, the Company pays each such director a fee of $1,000 for each directors' meeting and each committee meeting he or she
attends.   A non-employee director who serves as chair of a
committee receives an additional annual fee of $3,000. At the request of the UAW (the organization which elected Mr. Laskowski to the Board), the cash portion of Mr. Laskowski's annual retainer, together with a cash amount equal to the value of the restricted shares of Common Stock which otherwise would be payable to Mr. Laskowski as part of his annual retainer, is contributed to the Supplemental Trust, a retiree trust created in 1993 pursuant to the Corporation's restructuring of retiree health care and life insurance programs.

     Non-employee directors are eligible to receive retirement fees if they serve on the Board for at least five years. The annual retirement fee is equal to a percentage of the annual retainer at the time of the director's retirement. Directors who joined the Board prior to 1994 and who retire with five years of service receive 100% of the annual retainer. Directors who joined the Board after that time and who retire with five years of service receive 50% of the annual retainer, which increases by 10% for each additional year of service, with a maximum retirement fee of 100% of the annual retainer for ten years of service. Retirement fees are paid to the director and, upon his or her death, to the director's spouse. Payment of retirement fees begins on the later of the director's retirement or age 65. Retirement fees continue for a period equal to the number of years the director served on the Board. However, in the event of the death of the director (or the director's spouse, if the director is survived by his or her spouse), retirement fees automatically terminate. A director's right to receive retirement fees will vest automatically in the event of a change in control of the Corporation as defined in the retirement agreement.

     The Navistar 1988 Non-Employee Director Stock Option Plan provides that every year each non-employee director will be granted
          <Page 18>
an option to purchase 500 shares of Common Stock at a price equal to the fair market value of the Common Stock on the first business day after the day the option is granted. Directors may exercise the option at any time after one year following the date of grant. The options expire ten years after the date of grant. If Proposal No. 3 is approved by the shareowners, the annual option grant will increase from 500 to 2,000 shares of Common Stock.


                  EXECUTIVE OFFICERS' COMPENSATION

     The following table shows the compensation of the Chief
Executive Officer, the four most highly compensated executive officers and the retired Chief Executive Officer of the Corporation and of Navistar International Transportation Corp.
("Transportation"), the Corporation's wholly-owned subsidiary, for fiscal year 1995:
          <Page 19>
                             SUMMARY COMPENSATION TABLE

                                       SUMMARY COMPENSATION TABLE

                              Annual Compensation     Long-Term Compensation

                                                          Awards          Payouts
Name and Principal
Position                 Year  Salary($) Bonus($) Restricted  Securities  LTIP    All Other
                                                    Stock     Underlying Payouts  Compensation
                                                    Awards    Options/    ($)     ($)(2)
                                                   ($) (1)    SARs (#)

James C. Cotting         1995  $206,250  $145,000 $ 27,462      29,900       0       $ 1,824
Chairman of the Board    1994  $491,250  $200,000 $ 53,381      50,000       0       $10,740
and Retired Chief        1993  $450,000         0 $ 27,750           0       0       $ 9,974
Executive Officer

John R. Horne            1995  $544,166  $425,000 $762,244 (3)  50,000       0       $10,458
President and Chief      1994  $393,000  $150,000 $ 42,623      50,000       0       $ 6,191
Executive Officer        1993  $360,000         0 $ 21,375           0       0       $ 5,999

Robert C. Lannert        1995  $367,083  $275,000 $420,875 (4)  47,700       0       $ 6,135
Executive V.P. and       1994  $283,833  $110,000 $ 30,304      50,000       0       $ 3,533
Chief Financial Officer  1993  $260,000         0 $ 16,313           0       0       $ 3,242

John J. Bongiorno        1995  $242,500  $147,939 $  8,794       9,600       0       $ 4,180
Group V.P./General Mgr.  1994  $233,750  $ 79,670 $ 18,068       9,200       0       $ 3,630
Financial Services       1993  $220,000         0 $  9,188           0       0       $ 3,239

Robert A. Boardman       1995  $238,750  $126,719 $  8,794       9,600       0       $ 1,897
Senior Vice President    1994  $223,333  $ 87,177 $ 18,068       9,200       0       $ 1,664
and General Counsel      1993  $205,000         0 $  9,188           0       0       $ 1,449

James T. O'Dare          1995  $225,000  $121,041 $  8,794       9,600       0       $ 2,606
Group Vice President,    1994  $212,917  $ 76,194 $ 18,068       9,200       0       $ 1,975
Sales & Distribution     1993  $154,000         0 $  9,188           0       0       $ 1,835

(1)  The number and value of the aggregate restricted stock holdings at October 31, 1995 for each of the persons named above is as follows:  Mr. Cotting, 35,217 shares with a value of $360,974 ($360,974 of which represents the value of shares which will be forfeited if performance goals are not met); Mr. Horne, 85,865 shares with a value of
$880,117 ($284,602 of which represents the value of shares which will be forfeited if performance goals are not met);
Mr. Lannert, 37,740 shares with a value of $386,835 ($209,100 of which represents the value of shares which will be forfeited if performance goals are not met); Mr. Bongiorno, 12,960 shares with a value of $132,840 ($119,074 of which represents the value of shares which will be forfeited if performance goals are not met); Mr. Boardman, 12,960 shares with a value of $132,840 ($119,074 of which represents the value of shares which will be forfeited if performance goals are not met); and  Mr. O'Dare, 12,960 shares with a value of $132,840 ($119,074 of which represents the value of shares which will be forfeited if performance goals are not met).  Holders of restricted stock will receive dividends at the same time and at the same rate as other Common Stock owners.

(2)  The amounts listed under the All Other Compensation Column represent life insurance premiums paid by the
Corporation for the persons named in the Summary Compensation Table.

(3)  The Corporation granted Mr. Horne 54,825 restricted shares of Common Stock on April 18, 1995 for purposes of retention under the Corporation's 1994 Performance Incentive Plan.  Such shares vest ratably over 3 years.

(4)  The Corporation granted Mr. Lannert 30,000 restricted shares of Common Stock on April 18, 1995 for purposes of retention under the Corporation's 1994 Performance Incentive Plan.  15,000 of such shares vested on May 18, 1995, and the balance of such shares vest ratably over 3 years.
/TABLE

          <Page 20>

                                     OPTION/SAR GRANTS IN LAST FISCAL YEAR
                                                                                        Grant Date
                                              Individual Grants                            Value


                           Number of         % of Total
                     Securities Underlying   Options/SARs
                          Options/SARs        Granted to       Exercise     Expiration   Grant Date
                          Granted (#)        Employees in   or Base Price      Date       Present
       Name                                   Fiscal Year      ($/Sh)(3)                 Value($)(4)
James C. Cotting          29,900(2)             4.70            13.63       04/01/98      $ 175,364

John R. Horne             23,900(2)             3.75            13.63       12/14/04        140,174
                           7,373(1)             1.15            13.56       04/18/05         43,021
                          18,727(2)             2.94            13.56       04/19/05        109,272

Robert C. Lannert         17,200(2)             2.70            13.63       12/14/04        100,878
                           7,373(1)             1.15            13.56       04/18/05         43,021
                          23,127(2)             3.63            13.56       04/19/05        134,946

John J. Bongiorno          9,600(2)             1.50            13.63       12/14/04         56,304

Robert A. Boardman         9,600(2)             1.50            13.63       12/14/04         56,304

James T. O'Dare            9,600(2)             1.50            13.63       12/14/04         56,304

(1) - Incentive Stock Options
(2) - Non-Qualified Options
(3) - All options become exercisable one year after the date of grant.
(4) - The Black-Scholes model was used to calculate the grant date present value of the options granted, discounted by 20% for non-transferability, the risk of forfeiture and non-exercisability for the first year.

          <Page 21>

                          AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                                      AND FY-END OPTION/SAR VALUES

                                                               Number of
                                                               Securities               Value of
                                                               Underlying               Unexercised
                          Shares                               Unexercised              In-the-Money
                          Acquired on     Value                Options/SARs             Options/SARs
                          Exercise (#)    Realized ($)         at FY End (#)            at FY End ($)

                                                               Exercisable/             Exercisable/
Name                                                           Unexercisable            Unexercisable
James C. Cotting               0             0                   136,660/     0              0
John R. Horne                  0             0                    75,720/50,000              0
Robert C. Lannert              0             0                    68,100/47,700              0
John J. Bongiorno              0             0                    26,400/ 9,600              0
Robert A. Boardman             0             0                    19,600/ 9,600              0
James T. O'Dare                0             0                     9,450/ 9,600              0

/TABLE

          <Page 22>

                        LONG-TERM INCENTIVE PLANS - AWARDS IN LAST FISCAL YEAR


                    Number          Performance     Estimated Future Payouts Under Non-Stock
                    of Shares,      or Other                  Price-Based Plans (2)
                    Units or        Period Until
                    Other Rights    Maturation       Threshold    Target    Maximum
Name                    (#)         or Payout (1)    ($ or  #)   ($ or #)   ($ or #)
James C. Cotting       10,667     10/31/97-10/31/99    n/a         n/a         n/a

John R. Horne           8,583     10/31/97-10/31/99    n/a         n/a         n/a


Robert C. Lannert       6,167     10/31/97-10/31/99    n/a         n/a         n/a


John J. Bongiorno       3,417     10/31/97-10/31/99    n/a         n/a         n/a


Robert A. Boardman      3,417     10/31/97-10/31/99    n/a         n/a         n/a


James T. O'Dare         3,417     10/31/97-10/31/99    n/a         n/a         n/a


(1)  All of the awards reported above are restricted shares of Common Stock which are subject to partial or total forfeiture at the end of the performance period if the movement of an index of the price of the Common Stock has not equalled or exceeded the movement of a similar index (weighted for market capitalization) reflecting the stock price of the four peer companies whose stock price performance is reflected in the performance graph on page 28.  None of the restricted shares will be forfeited if the Corporation's stock price performance exceeds the peer group's performance by 15%.  All of the restricted shares will be forfeited if the Corporation's stock price performance is not at least equal to the peer group's performance.

(2)  Long-term incentive for executive officers is stock based.  For a description, see "Long-Term Incentive" on page 27.

/TABLE

          <Page 23>

                                           PENSION PLAN TABLE

                             Estimated Annual Retirement Benefit Objective
                                  Upon Normal Retirement at Age 65
                       (Assuming all service is earned prior to January 1, 1989)
  Final
  Average                                 YEARS OF SERVICE
  Annual                                                                   35 and
  Earnings        15             20             25            30             Over
$ 200,000      $ 72,000      $ 96,000       $120,000       $120,000       $120,000
  300,000       108,000       144,000        180,000        180,000        180,000
  400,000       144,000       192,000        240,000        240,000        240,000
  500,000       180,000       240,000        300,000        300,000        300,000
  600,000       216,000       288,000        360,000        360,000        360,000
  700,000       252,000       336,000        420,000        420,000        420,000
  800,000       288,000       384,000        480,000        480,000        480,000
  900,000       324,000       432,000        540,000        540,000        540,000
1,000,000       360,000       480,000        600,000        600,000        600,000
1,100,000       396,000       528,000        660,000        660,000        660,000
1,200,000       432,000       576,000        720,000        720,000        720,000

                              Estimated Annual Retirement Benefit Objective
                                    Upon Normal Retirement at Age 65
                       (Assuming all service is earned after December 31, 1988)
 Final
Average                                   YEARS OF SERVICE
 Annual                                                                     35 and
Earnings          15             20             25            30             Over
$ 200,000      $ 51,000      $ 68,000       $ 85,000       $102,000       $120,000
  300,000        76,500       102,000        127,500        153,000        180,000
  400,000       102,000       136,000        170,000        204,000        240,000
  500,000       127,500       170,000        212,500        255,000        300,000
  600,000       153,000       204,000        255,000        306,000        360,000
  700,000       178,500       238,000        297,500        357,000        420,000
  800,000       204,000       272,000        340,000        408,000        408,000
  900,000       229,500       306,000        382,500        459,000        540,000
1,000,000       255,000       340,000        425,000        510,000        600,000
1,100,000       280,500       374,000        467,500        561,000        660,000
1,200,000       306,000       408,000        510,000        612,000        720,000

          <Page 24>

     Mr. Cotting retired as Chief Executive Officer on March 31, 1995 with 16.3 years of credited service. The number of years of credited service as of October 31, 1995 for Mr. Horne is 29.3; Mr. Lannert is 32.6; Mr. Bongiorno is 14.5; Mr. Boardman is 6.0; and Mr. O'Dare is 30.5.

     The Navistar International Transportation Corp. Retirement Plan for Salaried Employees ("RPSE"), which covers substantially all of the salaried employees of the Corporation and of Transportation, including officers, provides annual retirement benefits based upon age, credited service and "final average annual earnings" computed on the basis of the individual's highest consecutive five years of base salary out of the ten years immediately preceding retirement, reduced by a portion of the Social Security benefits to which it is estimated the participant will be entitled. Benefits accrue at a lower rate for service after December 31, 1988, than for service prior to that date. Maximum benefits which may be provided to an employee under the RPSE are subject to the annual pension limitation ($120,000 in 1995, indexed for inflation) imposed for qualified plans under The Employee Retirement Income Security Act ("ERISA"). Such benefits may be subject to further limitation under ERISA because of participation in any defined contribution plan of the Corporation or of Transportation. In addition, these benefits are subject to a requirement that annual compensation in excess of an annual limit ($150,000 in 1995, indexed for inflation) is not taken into account.

     With respect to eligible upper level employees who retire at or after age 55 with at least 10 years of credited service, the Corporation and Transportation also have a Managerial Retirement Objective ("MRO") Plan. The MRO Plan currently provides a retirement benefit objective based upon age, credited service and "final average annual earnings" computed on the basis of the individual's highest consecutive five years of base salary plus certain cash incentive compensation out of the ten years immediately preceding retirement. Benefits accrue at a lower rate for service after December 31, 1988, than for service prior to that date. If the annual retirement benefits of any eligible employee from all sources from both the Corporation and/or Transportation contributions and employee contributions (including benefits under the RPSE and a portion of the Social Security benefits to which it is estimated the individual will be entitled, but not including the Navistar International Transportation Corp. 401(k) Retirement Savings Plan or any individual deferred compensation agreements) do not equal the retirement benefit objective under the MRO Plan, the Corporation and/or Transportation will pay the difference to the employee.

     In recognition of the need to provide a retirement benefit for executives who, as a result of commencing employment with the Corporation or Transportation late in their careers, are unable to attain the age and service requirements necessary to qualify for retirement benefits under the above plans, the Corporation and Transportation also have a Supplemental Executive Retirement Plan
("SERP").   The SERP covers certain members of executive management
who have attained age 55, and provides annual retirement income objectives to such members of executive management who have at least five years of credited service, based upon age, credited

          <Page 25>

service and "final average earnings" (as defined above for purposes of the MRO Plan). SERP objectives range from 30% to 50% of "final average earnings", and are reduced by benefits, if any, under the RPSE and the MRO Plan, by 50% of the participant's social security benefit and by retirement benefits from prior employers. It is estimated that the annual benefits payable under the SERP upon normal retirement (at age 65) to Messrs. Bongiorno and Boardman would be approximately 8% and 11%, respectively, of their individual "final average earnings." It is estimated that Messrs. Horne, Lannert, and O'Dare would derive no benefit from the SERP. Payments under the SERP in fiscal 1995 were $257,234.

     In the event of a termination of employment by the Corporation or by Transportation following a change in control of the Corporation, as defined, certain benefits will become contractual rights and not subject to change which is adverse to employees without their consent under the MRO Plan and the SERP with respect to eligible employees who have accrued at least five years of credited service as of the date of such termination.


TERMINATION ARRANGEMENTS

     To assure stability and continuity of management, the Corporation has entered into agreements with each of the current Executive Officers named in the Summary Compensation Table and with each other Executive Officer. Each agreement provides that if the officer's employment is terminated by the Corporation for any reason other than for cause, as defined in the agreement, the officer will receive a lump sum payment of an amount equal to 100% of the officer's current annual base salary. However, if the officer's employment is terminated by the Corporation within three years after a change in control of the Corporation, the officer will receive a lump sum payment of an amount equal to 295% of the officer's average annual compensation during the previous five years. The agreements' definition of a change in control of the Corporation includes the acquisition by any person or group of securities of the Corporation representing 25% or more of the combined voting power of the Corporation's then outstanding securities. Each agreement has a term of one year and is then renewed automatically for successive one year periods unless the Board of Directors, six months prior to the renewal date, elects not to renew it.


     COMMITTEE ON ORGANIZATION EXECUTIVE COMPENSATION REPORT


     The Board's Committee on Organization ("Committee") makes the compensation decisions with respect to the Corporation's executive officers and makes recommendations to the Board regarding the compensation of the President and Chief Executive Officer and Executive Vice President and Chief Financial Officer. The Committee is made up exclusively of non-employee directors.

     The Committee believes that the compensation program for senior executives has been designed to provide competitive compensation if the Corporation meets or exceeds performance criteria established by the Committee. The performance criteria

          <Page 26>

are designed to link compensation and performance and to promote an alignment of interests between shareowners and senior executives by encouraging and creating share ownership opportunities. The Committee has adopted share ownership guidelines for each executive officer. The compensation program is designed to vary compensation significantly based on performance. The Committee reviews the compensation program each year. The Internal Revenue Code provides that a public corporation may not deduct the amount of annual compensation paid to certain executive officers which is more than $1 million. The provision does not apply to certain performance based compensation which meets the requirements contained in IRS regulations. Performance based compensation can include income from stock options, restricted stock, and certain formula driven compensation that meets the IRS requirements. The Committee has considered the effect of this Internal Revenue Code limitation, and has concluded that the limitation will not have any significant effect on the Corporation's income tax liability.

     The principal elements of the Corporation's executive compensation program include base salary, annual incentive and long-term incentive.


BASE SALARY

     The Committee reviews the salaries of the Corporation's executive officers on an annual basis. The goal of the Committee is to set executive officers' base salaries at the 50th percentile of a peer group of companies. The Committee uses three different surveys to determine competitive base salary levels. The three surveys are as follows: one survey is composed of the peer companies included in the performance graph on page 21, another consists of manufacturing companies of a similar size in sales to Navistar in the metallurgical/fabricating industries and a third one consists of all manufacturing companies with sales of $5 to $10 billion. Mr. Cotting retired as Chief Executive Officer on March 31, 1995 and Mr. Horne was elected as Mr. Cotting's successor as Chief Executive Officer. Mr. Horne's base salary was set 10% below the 50th percentile of the peer group of companies because Mr. Cotting continues in his role as Chairman of the Board. At this time, there is no Chief Operating Officer.


ANNUAL INCENTIVE

     Annual incentive payments are made in cash based upon the attainment of certain performance goals established by the Committee prior to the beginning of each fiscal year. Approximately 400 participants are eligible for annual incentive payments. The target annual incentive varies by organization level, from 25% of base salary for managers to 50% of base salary
for the Chief Executive Officer.   In 1995, the Corporation
exceeded its pre-tax income target goal, met its gross margin target goal and was slightly below its target goal for inventory
turnover.   As a result, the 1995 annual incentive payment for
Mr. Horne included in the Summary Compensation Table on page 14 is approximately 115% of a target annual incentive.

          <Page 27>

LONG-TERM INCENTIVE

     Long-term incentive for executive officers is stock based, with 50% paid in the form of stock options and 50% in the form of restricted shares. Stock options are valued pursuant to the Black-Scholes formula and restricted shares are valued at their market value on the date of issuance. Stock options are issued at current market value on the date of grant and are not exercisable during the first year. All restricted shares are awarded at the beginning of the cycle. One-sixth of the restricted shares are subject to forfeiture if employment is terminated prior to the end of the restriction period. Five-sixths of the restricted shares are subject to forfeiture if performance goals set by the Committee at the beginning of the cycle are not attained. At the Chief Executive Officer level, long-term incentive is designed to equal 80% of target cash compensation. Target cash compensation is equal to base salary plus a target annual incentive of 50%. At the time Mr. Horne was elected Chief Executive Officer, he received additional grants of 26,100 stock options and 54,825 restricted shares of Common Stock issued solely for retention purposes, one-third of which vest on May 18, 1996, May 18, 1997 and May 18, 1998.


     The performance goals set by the Committee for the last three cycles, each of which is three years, are based on the stock performance of the Corporation against the stock performance of a peer group of companies made up of Cummins, Dana, Eaton and PACCAR which, along with Navistar, are the companies that make up the Standard and Poor's Heavy Duty Truck and Parts Index. If the Corporation's stock performance at the end of the cycle matches the performance of the index, Mr. Horne will earn shares equal to two times the base amount. If the Corporation's stock performance exceeds the index by 15%, Mr. Horne will earn shares equal to five times the base amount. Mr. Horne will earn a pro-rata amount if performance is between 100% of the index and 115% of the index.

     Since the Corporation did not meet the performance criteria for the 1993-1995 cycle, no performance shares were earned in 1995.

                           Committee on Organization



                           Wallace W. Booth, Chairman
                           William F. Andrews
                           John D. Correnti
                           William C. Craig
                           Jerry E. Dempsey
                           Charles A. Haggerty
                           Arthur G. Hansen


PERFORMANCE GRAPH

     A line graph comparing the yearly percentage change in the Corporation's cumulative total shareowner return on its Common
Stock is contained on the following page.

          <Page 28>

This page contains a line graph entitled "COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN". It plots Navistar Common Stock, the S&P 500 Index and the S&P Heavy Duty Trucks & Parts Index. The Y axis represents DOLLARS; the X axis represents YEARS beginning with 1990 to 1995. The values are listed in the following table:


                   1990    1991    1992    1993     1994     1995
Navistar          100.0   129.4    88.2   127.7     61.8     48.2
S&P 500           100.0   133.5   146.8   168.6    175.1    220.0
S&P H-D Truck     100.0   149.4   190.4   266.6    220.0    221.0
    & Parts


Assumes $100 invested on October 31, 1990 in Navistar Common Stock, S&P 500 Index and S&P Heavy Duty Trucks & Parts Index. Fiscal year ending October 31 / assumes reinvestment of dividends.

          <Page 29>
                                GENERAL


ANNUAL REPORTS

     A copy of the Annual Report, which includes the Corporation's Consolidated Financial Statements for the three years ended October 31, 1995, was mailed to all shareowners of record as of January 23, 1996. The Annual Report is not to be regarded as proxy soliciting materials.


PROXY SOLICITATION

     The cost of the solicitation of proxies will be paid by the Corporation. In addition to the use of the mails, proxies may be solicited personally, or by telephone or by telegraph, by employees of the Corporation or its subsidiaries. The Corporation will reimburse brokers and other persons holding stock in their names, or in the names of nominees, for their expenses for sending proxy materials to principals and obtaining their proxies.


PROPOSALS OF SHAREOWNERS

     Proposals of shareowners intended to be included in next year's proxy statement must be received by the Secretary of the Corporation at the principal executive offices of Navistar International Corporation, 455 North Cityfront Plaza Drive, Chicago, Illinois 60611, no later than the close of business on October 15, 1996. The Corporation's policy is to include the name, mailing address and number of shares held by any shareowner whose proposal is included in the proxy statement.

     In addition, the Corporation's By-laws provide that any shareowner wishing to present a nomination for election of a director or wishing to bring any other matter before the Annual Meeting must give written notice to the Corporation not less than 120 days nor more than 180 days in advance of the Annual Meeting and the notice must meet certain other requirements. Any shareowner interested in making such a nomination or proposal should request a copy of the By-laws provisions from the Secretary of the Corporation.


FURTHER BUSINESS

     So far as the Board of Directors knows, there are no matters to come before the Annual Meeting other than those set forth in this Proxy Statement. If any further business is presented to the Annual Meeting, the persons named in the proxies will act on behalf of the shareowners they represent according to their best judgment.

                By order of the Board of Directors,



                Steven K. Covey
                Secretary
                February 13, 1996

          <Page 30>

              NAVISTAR 1988 NON-EMPLOYEE DIRECTOR
                     STOCK OPTION PLAN

                 Amended As Of March 16, 1994

1.  Administration

The Navistar 1988 Non-Employee Director Stock Option Plan (the
"Plan") will be administered by the Board of Directors ("Board") of Navistar International Corporation ("Corporation").

The granting of an option pursuant to the Plan will take place the business day following the day on which the Board approves the grant of such option at its regularly scheduled December meeting, provided that, such grant will expire if a written option agreement is not signed by the optionee and delivered to the Corporation within thirty (30) days of the date of the grant.

Subject to the express provisions of the Plan, the Board will have complete authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, to determine the terms and provisions of the respective option agreements (which need not be identical) and to make all other determinations necessary or advisable for the administration of the Plan. The Board's determinations on the matters referred to in this paragraph 1 will be conclusive.

2.  Stock Subject to the Plan

Such shares may be in whole or in part, as the Board will from time to time determine, authorized and unissued shares of Common Stock or issued shares of Common Stock which shall have been reacquired by the Corporation. If any option granted under the Plan shall expire or terminate for any reason without having been exercised or earned in full, the shares subject thereto will again be available for the purposes of the Plan.

3.  Effectiveness of the Plan

The Plan will become effective upon the effective date of its adoption by the Board and options may be granted immediately thereafter, but no option may be exercised under the Plan unless and until the Plan shall have been approved by the vote of the holders of a majority of the outstanding shares of Common Stock present and voting at a meeting of the shareowners within six (6) months after the date of adoption of the Plan by the Board.

4.  Eligibility

Options may be granted only to non-employee directors of the Board. No individual who is, at the time of the grant, an employee of the Corporation or of any subsidiary of the Corporation will be eligible to receive an option under the Plan.

5.  Number of Shares To Be Granted

At each regularly scheduled December meeting of the Board, an option will be granted to each non-employee director for five hundred (500) shares of Common Stock.
          <Page 31>

6.  Option Prices

The purchase price of the Common Stock under each option will be 100% of the fair market value of the Common Stock on the business day following the day of grant by the Board. Such fair market value will be determined by the average of the high and low prices of the Common Stock in the New York Stock Exchange--Composite Transactions listing published in the Midwest Edition of The Wall Street Journal or equivalent financial publication.

7.  Exercise of Options

An option granted under the Plan will become exercisable in whole or in part after the commencement of the second year of the term of the option. The Board is authorized to establish the manner and the effective date of the exercise of an option. Each option will become immediately exercisable in the event of death, total and permanent disability, retirement in accordance with the Board's policy or a "change in control" of the Corporation. A "change in control" shall be deemed to have occurred, if (A) any "person" or "group" (as such terms are used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934 other than employee or retiree benefit plans or trusts sponsored or established by the Corporation or Navistar International Transportation Corp. ("NITC") is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of securities of the Corporation representing 25% or more of the combined voting power of the Corporation's then outstanding securities, (B) as the result of, or in connection with, any cash tender offer, exchange offer, merger or other business combination, sale of assets, proxy or consent solicitation, contested election or substantial stock accumulation (a "Control Transaction"), the members of the Board of Directors of the Corporation immediately prior to the first public announcement relating to such Control Transaction shall immediately thereafter, or within two years, cease to constitute a majority of the Board of Directors of the Corporation or (C) any dissolution or liquidation of the Corporation or NITC or an agreement for the sale or disposition of all or substantially all (more than 50%) of the assets of the Corporation or of NITC occurs. Notwithstanding the foregoing, the sale or disposition of any or all of the assets or stock of Navistar Financial Corporation shall not be deemed a Change in Control. The purchase price is to be paid in full to the Corporation upon the exercise of the option either (i) by cash including a personal check payable to the order of the Corporation or (ii) by delivering at fair market value Common Stock already owned by the optionee or any combination of cash and Common Stock. The fair market value of the Common Stock so delivered will be the average of the high and low prices of the Common Stock on the day prior to delivery as published in the New York Stock Exchange-- Composite Transactions listed in the Midwest Edition of the Wall Street Journal or equivalent financial publication. An option granted under the Plan will be exercisable for a term of ten (10) years from the date of the grant, and will be subject to earlier termination as hereinafter provided. Except as provided in paragraphs 10 and 11 hereof, no option may be exercised at any time unless the holder thereof is then a director of the Corporation. The holder of an option will have none of the rights of a stockholder with respect to the shares subject to option until such
          <Page 32>
shares are issued upon the exercise of the option. Shares which otherwise would be delivered to the holder of an option may be delivered, at the election of the holder, to the Corporation in payment of any Federal, state and/or local withholding taxes due in connection with an exercise.

8.  Non-Transferability of Options

No option granted under the Plan will be transferable other than by will or the laws of descent and distribution, and an option may be exercised, during the life time of the holder thereof, only by the holder.

9.  Agreement to Serve

Each individual receiving an option will, as one of the terms of the option agreement, agree to remain as a director of the Corporation for a period of at least one (1) year from the date of granting the option except as provided in the immediately following sentence. In the event of retirement in accordance with the Board's policy prior to the end of the one year service period, each holder will, as one of the terms of the option agreement, agree to serve as a consultant to the Board for any remaining portion of such one year service period. Such service will (subject to the provisions of paragraph 10 hereof) be at the pleasure of the Corporation and at such compensation as the Corporation will reasonably determine from time to time.

10.  Termination of Service

In the event of the termination of the service of the holder of any option, other than by reason of a retirement, permanent and total disability or death as set forth in paragraph 11, the holder may (unless the option shall have been previously terminated pursuant to the provisions of paragraph 9 above or unless otherwise provided in the option agreement) exercise the option at any time within three (3) months after such termination, but not after the date identified in the option agreement as the date the options expire. Nothing in the Plan or in any option granted pursuant to the Plan will confer on any individual any right to continue in the service of the Corporation or interfere in any way with the right of the Board to terminate service at any time.

11. Retirement, Total and Permanent Disability or Death of Holder of Option

In the event of retirement in accordance with the Board's policy or in the event of total and permanent disability , the holder may exercise the option at any time within three (3) years after such retirement or such disability but not after the date identified in the option agreement as the date the options expire. In the event of the death of an individual to whom an option has been granted under the Plan, while the option is outstanding, the option theretofore granted to the holder may be exercised by a legatee or legatees of the option holder, or by the personal representatives or distributees, at any time within a period of one (1) year after death, but not after the date identified in the option as the date the options expire.



          <Page 33>

12.  Adjustments Upon Changes in Capitalization

Notwithstanding any other provision of the Plan, the option agreements may contain such provisions as the Board shall determine to be appropriate for the adjustment of the number and class of shares subject to each outstanding option and the option prices in the event of changes in, or distributions with respect to, the outstanding Common Stock by reason of stock dividends, recapitalizations, mergers, consolidations, split-ups, combinations or exchanges of shares, spin-offs and the like, and, in the event of any such change in, or distribution with respect to, the outstanding Common Stock, the aggregate number and class of shares available under the Plan shall be appropriately adjusted by the committee, whose determination shall be conclusive.

13.  No Loans to Holders of Options

Neither the Corporation, nor any of its subsidiaries, may directly or indirectly lend money to any individual for the purpose of assisting the individual to acquire or carry shares of Common Stock issued upon the exercise of options granted under the Plan.

14.  Amendment and Termination

Unless the Plan shall theretofore have been terminated as hereinafter provided, the Plan will terminate on, and no option will be granted after December 17, 1997. The Plan may be terminated, modified or amended by the shareowners of the Corporation. The Board may also terminate the Plan, or modify or amend the Plan in such respects as it shall deem advisable to conform to any change in any law or regulation applicable thereto, or in other respects which will not change (i) the maximum number of shares as to which benefits may be granted under the Plan or the amount of the annual grant of shares subject to option, (ii) the class of individuals eligible to receive options, (iii) the manner of determining the minimum option prices other than to change the manner of determining the fair market value of the Common Stock, as set forth in paragraph 5 above, to conform to any then applicable provisions of the Code or regulations thereunder or (iv) the period during which options may be granted or exercised. No termination, modification or amendment of the Plan may, without the consent of the optionee to whom any option or award shall theretofore have been granted, adversely affect the rights of such optionee.